SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event recorded) December 15,1998





                           CPI CORP.
________________________________________________________________
    (exact name of registrant as specified in its charter)



        Delaware                 0-11227          43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)            Number)        Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number including area code:(314)231-1575




________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS

A. On December 15, 1998, CPI Corp. issued the following press release announcing third quarter results.

   CPI CORP ANNOUNCES THIRD QUARTER RESULTS

   - Sales up 14.7%, mainly from Sears Portrait Studio results
   - Diluted EPS of 59 cents vs. 1997 loss of 6 cents
   - Gains due in part to one-week shift in seasonal sales

   ST. LOUIS, MO., December 15, 1998, -- CPI Corp. (NYSE - CPY) today reported that third quarter sales and net earnings increased significantly over those of last year's comparable period, mainly due to strong performance by its Sears Portrait Studio division. The increase, however, was impacted by the shift of one week of seasonal sales from the fourth quarter, in effect replacing a mid-summer week with the strong holiday-season week that ended November 14.

   Net sales for the 16 WEEKS ENDED NOVEMBER 14, 1998 increased 14.7% to $124.0 million compared to last year's $108.2 million, with the Portrait Studio and Wall Decor segments up 16.5% and 5.0%, respectively. Net earnings were $6.1 million compared to a loss of $725,000 in last year's third quarter. The company attributes a significant portion of the 1998 quarter's earnings to the previously mentioned one-week shift. In addition, the current quarter's results benefited from $1.5 million in amortization of the Kodak non-compete agreement, while last year's quarter reflected a $1.5 million operational loss from CPI's interest in joint venture in Fox Photo, Inc., plus a $4.2 million loss from the sale of its equity interest in the venture.

   Diluted earnings per share were 59 cents compared to a loss of six cents per share in 1997. The weighted average number of common and equivalent shares outstanding declined 14.1%.

   For the 40 WEEKS ENDED NOVEMBER 14, 1998, the company recorded sales of $268.4 million compared to $246.8 million, and net earnings of $6.9 million (68 cents EPS), including $3.8 million in amortization (pre-tax) of the non-compete agreement, compared to the prior period's $1.8 million loss (15 cents loss EPS).

   For the 53 WEEKS ENDED NOVEMBER 14, 1998, sales were $388.2 million compared to $358.3 million for the 52 weeks ended November 8, 1997. Net earnings were $21.4 million ($2.03 EPS) vs $10.5 million ($0.88 EPS), including $5.1 million and $522,000 in amortization of the non-compete agreement for the respective periods.

   Discussing third quarter Sears Portrait Studio results, Alyn
   V. Essman, chairman and chief executive officer, said, "While we can report a 16.5% increase in sales - $106.2 million vs. last year's $91.2 million - a more realistic comparison comes from matching 1997 calendar weeks with those of the 1998 quarter, which reveals an 8.3% increase. The segment's reported operating earnings were up 33.0% at $13.6 million compared to $10.2 million, although this increase was also distorted by the calendar shift in the same manner as was the reported sales increase."

   Continuing, Essman said, "Combining portrait studio third quarter sales increases and the continuing increases experienced in the important 4-week holiday period following the close of the third quarter, sales for the 20-week period ended December 12, 1998 increased 11.5% over the comparable calendar period of 1997. If sales for the final eight weeks of the fiscal year maintain the 11.5% pace established during that 20-week period, total portrait studio sales for the 52 weeks of fiscal 1998 will approach $324 million compared to $303.7 million for the 53 weeks of fiscal 1997. Assuming those sales results, we estimate that full-year portrait studio operating margins will be 1% to 2% of sales lower in fiscal 1998 than in fiscal 1997 due to increases in operating expenses -- primarily employment-related -- incurred to improve customer service and attract new employees in a tight labor market."

   Turning to the Wall Decor segment, Essman said, "Sales in our Prints Plus business showed moderate growth to $17.8 million from $17.0 million, and gross profit was marginally higher, as operating losses decreased slightly to $674,000 from last year's $904,000 loss."

   The statements contained in this report which are not historical facts are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for Sears Portrait Studios and Prints Plus, are not predictions; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, the Company's ongoing ability to develop and introduce attractive new products, the overall level of economic activity in the Company's major markets, the effectiveness of marketing activities of major competitors, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel, Year 2000 compliance issues and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 7, 1998.

   CPI is a consumer services company with $366.7 million in fiscal 1997 sales, operating approximately 1,200 retail locations, including 1,032 Sears Portrait Studios in the U.S.,
   Puerto Rico and Canada and 154 Prints Plus wall decor stores.

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 16 WEEKS ENDED
NOVEMBER 14, 1998 (in thousands except per share amounts -
unaudited)
                                  16 Weeks Ended
                              ----------------------
                               11/14/98    11/08/97
                              ----------  ----------
Net Sales:
  Portrait studios            $ 106,171   $  91,166
  Wall decor                     17,834      16,990
                              ----------  ----------
   Total net sales            $ 124,005   $ 108,156

Operating earnings:
  Portrait studios            $  13,577   $  10,209
  Wall decor                       (674)       (904)
                              ----------  ----------
   Total operating earnings      12,903       9,305

General corporate expense         4,879       3,992
                              ----------  ----------
Income (Loss) from operations     8,024       5,313
Net interest expense                311         711
Interest in joint venture loss        -      (1,474)
Gain (Loss) from sale of
  interest in Photofinishing
  segment                             -      (4,189)
Other income                      1,596         628
                              ----------  ----------
Earnings (Loss) from
  operations before income
  taxes                           9,309        (433)

Income tax expense (benefit)      3,258         292
                              ----------  ----------
Net earnings (loss)           $   6,051   $    (725)
                              ==========  ==========
Earnings (Loss) per
  common share:
  Diluted                     $    0.59   $   (0.06)
  Basic                       $    0.61   $   (0.06)

Weighted average number of
  common and common equivalent
  shares outstanding:
  Diluted                        10,200      11,871
  Basic                           9,961      11,871

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 40 WEEKS ENDED
NOVEMBER 14, 1998 (in thousands except per share amounts -
unaudited)
                                  40 Weeks Ended
                              ----------------------
                               11/14/98    11/08/97
                              ----------  ----------
Net Sales:
  Portrait studios            $ 224,646   $ 205,623
  Wall decor                     43,710      41,201
                              ----------  ----------
   Total net sales            $ 268,356   $ 246,824

Operating earnings:
  Portrait studios            $  20,099   $  19,873
  Wall decor                     (2,620)     (3,196)
                              ----------  ----------
   Total operating earnings      17,479      16,677

General corporate expense        10,056       9,898
                              ----------  ----------
Income (Loss) from operations     7,423       6,779
Net interest expense                823       2,226
Interest in joint venture loss        -      (3,304)
Gain (Loss) from sale of
  interest in Photofinishing
  segment                             -      (4,189)
Other income                      4,065         877
                              ----------  ----------
Earnings (Loss) from
  operations before income
  taxes                          10,665      (2,063)
Income tax expense (benefit)      3,733        (311)
                              ----------  ----------
Net earnings (loss)           $   6,932   $  (1,752)
                              ==========  ==========
Earnings (loss) per
  common share:
  Diluted                     $    0.68   $   (0.15)
  Basic                       $    0.70   $   (0.15)
Weighted average number of
  common and common equivalent
  shares outstanding:
  Diluted                        10,246      11,794
  Basic                           9,963      11,794


CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE 53 WEEKS ENDED
NOVEMBER 14, 1998 AND THE 52 WEEKS ENDED NOVEMBER 8, 1997 (in
thousands except per share amounts - unaudited)
                               53 Weeks    52 Weeks
                              ----------------------
                               11/14/98    11/08/97
                              ----------  ----------
Net Sales:
  Portrait studios            $ 322,689   $ 295,809
  Wall decor                     65,543      62,506
                              ----------  ----------
   Total net sales            $ 388,232   $ 358,315

Operating earnings:
  Portrait studios            $  44,824   $  39,420
  Wall decor                       (389)      1,554
                              ----------  ----------
   Total operating earnings      44,435      40,974

General corporate expense        15,594      14,096
                              ----------  ----------
Income (Loss) from operations    28,841      26,878

Net interest expense                598       2,842
Interest in joint venture loss        -      (3,359)
Gain (Loss) from sale of
  interest in Photofinishing
  segment                             -      (4,189)
Other income                      5,381         898
                              ----------  ----------
Earnings (loss) from
  operations before income
  taxes                          33,624      17,386
Income tax expense (benefit)     12,228       6,885
                              ----------  -----------
Net earnings (loss)           $  21,396   $  10,501
                              ==========  ==========
Earnings (loss) per
  common share:
  Diluted                     $    2.03   $    0.88
  Basic                       $    2.08   $    0.89
Weighted average number of
  common and common equivalent
  shares outstanding:
  Diluted                        10,541      11,975
  Basic                          10,265      11,782


CPI CORP.
CONDENSED BALANCE SHEETS - FOR NOVEMBER 14, 1998 AND
NOVEMBER 8, 1997 (in thousands - unaudited)


                                     NOVEMBER 14,   NOVEMBER 8,
                                        1998           1997
                                     ------------  ------------
Assets

  Current assets:
   Cash and short-term investments   $   10,247    $    35,356
   Other current assets                  96,566         98,047
  Net property and equipment            113,183        125,576
  Other assets                            8,905          5,479
                                     -----------   ------------
  Total assets                       $  228,901    $   264,458
                                     ===========   ============




Liabilities and stockholders' equity

  Current liabilities                $   50,650    $    49,186
  Long-term obligations                  59,547         59,798
  Other liabilities                      16,856         19,869
  Stockholders' equity                  101,848        135,605
                                     -----------   ------------
  Total liabilities and
   stockholders' equity              $  228,901    $   264,458
                                     ===========   ============


                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                            By:   /s/ Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  December 21, 1998